BYLAWS

                                       OF

                          PRE-PAID LEGAL SERVICES, INC.

                          (As Adopted November 5, 1987)
                           (As Amended June 27, 1996)







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                                TABLE OF CONTENTS
                                       TO
                                     BYLAWS
                                       OF
                          PRE-PAID LEGAL SERVICES, INC.
                            (an Oklahoma corporation)
                          (As Adopted November 5, 1987)
                           (As Amended June 27, 1996)



ARTICLE I - SHAREHOLDERS.....................................................
         Section 1.01.  Annual Meeting.......................................
         Section 1.02.  Special Meetings.....................................
         Section 1.03.  Notice of Meetings...................................
         Section 1.04.  Quorum...............................................
         Section 1.05.  Organization.........................................
         Section 1.06.  Conduct of Business..................................
         Section 1.07.  Proxies and Voting...................................
         Section 1.08.  Stock List...........................................
         Section 1.09.  Notice of Shareholder Nomination and
                         Shareholder Business................................

ARTICLE II - BOARD OF DIRECTORS..............................................
         Section 2.01.  Number and Term of Office............................
         Section 2.02.  Vacancies............................................
         Section 2.03.  Regular Meetings.....................................
         Section 2.04.  Special Meetings.....................................
         Section 2.05.  Quorum...............................................
         Section 2.06.  Participation in Meetings by Conference Telephone....
         Section 2.07.  Conduct of Business..................................
         Section 2.08.  Powers...............................................
         Section 2.09.  Compensation of Directors............................

ARTICLE III - COMMITTEES.....................................................
         Section 3.01.  Executive Committee..................................
         Section 3.02.  Other Committees of the Board of Directors...........
         Section 3.03.  Conduct of Business..................................

ARTICLE IV - OFFICERS........................................................
         Section 4.01.  Generally............................................
         Section 4.02.  Chairman of the Board................................
         Section 4.03.  Vice Chairman of the Board...........................
         Section 4.04.  Chief Executive Officer..............................



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         Section 4.05.  President............................................
         Section 4.06.  Vice Presidents......................................
         Section 4.07.  Secretary............................................
         Section 4.08.  Treasurer............................................
         Section 4.09.  Delegation of Authority..............................
         Section 4.10.  Removal..............................................
         Section 4.11.  Action with Respect to Securities of Other Corporation

ARTICLE V - STOCK............................................................
         Section 5.01.  Certificates of Stock................................
         Section 5.02.  Transfers of Stock...................................
         Section 5.03.  Record Date..........................................
         Section 5.04.  Lost, Stolen or Destroyed Certificates...............
         Section 5.05.  Regulations..........................................

ARTICLE VI - NOTICES.........................................................
         Section 6.01.  Notices..............................................
         Section 6.02.  Waivers..............................................

ARTICLE VII - MISCELLANEOUS..................................................
         Section 7.01.  Facsimile Signatures.................................
         Section 7.02.  Corporate Seal.......................................
         Section 7.03.  Reliance upon Books, Reports and Records.............
         Section 7.04.  Fiscal Year..........................................
         Section 7.05.  Time Periods.........................................

ARTICLE VIII - INDEMNIFICATION...............................................

ARTICLE IX - AMENDMENTS......................................................

CERTIFICATE OF SECRETARY.....................................................


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                                     BYLAWS
                                       OF
                          PRE-PAID LEGAL SERVICES, INC.
                          (As Adopted November 5, 1987)
                           (As Amended June 27, 1996)

                            ARTICLE I - SHAREHOLDERS

Section 1.01.  Annual Meeting

                  An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of the shareholders.

Section 1.02.  Special Meetings

                  Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by the Chairman of the Board or the President or at the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 1.03.  Notice of Meetings

                  Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Oklahoma General Corporation Act or the Certificate of Incorporation). Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called.

                  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.04.  Quorum

                  At any meeting of the shareholders, the holders of one-third of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.

                  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 1.05.  Organization

                  Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 1.06.  Conduct of Business

                  The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 1.07.  Proxies and Voting

                  At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                  Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

                  All voting, except where otherwise required by law or by the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

                  Notwithstanding the provisions of this Section 1.07, any action required or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice or a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action of a meeting at which all shares entitled to vote thereon were present and voted. Such written consent or consents shall be filed with the minutes of the proceedings of the shareholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 1.08.  Stock List

                  A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of each shareholder, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination by any shareholder who is present. The list shall presumptively determine the identity of the shareholders entitled to examine the stock list and to vote in person or by proxy at the meeting and the number of shares held by each of them.

Section 1.09. Notice of Shareholder Nomination and Shareholder Business (Adopted June 27, 1996)

                  At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by Rule 14a-8 under the Securities Exchange Act of 1934, as in effect from time to time; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder, as provided below.

                  A notice of the intent of a shareholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the corporation not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the corporation not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders.

                  Every such notice by a shareholder shall set forth:

                  (a) the name and residence address of the shareholder of the corporation who intends to make a nomination or bring up any other matter;

                  (b) a representation that the shareholder is a registered holder of the corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

                  (c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to made by the shareholder;

                  (d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the corporation; and

                  (e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

                  Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the corporation, if so elected.

                  At the meeting of shareholders, the Chairman of the meeting shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

                         ARTICLE II - BOARD OF DIRECTORS

Section 2.01.  Number and Term of Office

                  The number of directors who shall constitute the whole board shall consist of not less than three nor more than twenty-four members with the exact number to be fixed from time to time by the Board of Directors. The directors shall be divided into three classes, designated Class A, Class B, and Class C, as nearly equal in number as possible, with the term of office of the Class C directors to expire at the 1988 annual meeting of shareholders, the term of office of the Class B directors to expire at the 1989 annual meeting of shareholders, and the term of office of the Class A directors to expire at the 1990 annual meeting of shareholders. At each meeting of shareholders following such initial classification and election, the number of directors equal to the number of class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

                  Whenever the authorized number of directors is increased between annual meetings of the shareholders, an affirmative vote of 80% of the directors then in office, although less than a quorum, shall be required to elect such new directors for the balance of a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.02.  Vacancies

                  If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or other cause, such vacancy may be filled only by the affirmative vote of 80% of the directors remaining in office, although less than a quorum, and each director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such director has been elected expires and until his successor is elected and qualified.

Section 2.03.  Regular Meetings

                  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.04.  Special Meetings

                  Special meetings of the Board of Directors may be called by any two of the directors then in office or by the chief executive officer or President and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing or personally delivering the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.05.  Quorum

                  At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two directors, shall constitute a quorum for all purposes, unless or except in the event that a board of one is authorized in which case one director shall constitute a quorum. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.06.  Participation in Meetings by Conference Telephone

                  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 2.07.  Conduct of Business

                  At any meeting of the Board of Directors at which a quorum of the directors is present, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law or by the Certificate of Incorporation. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.08.  Powers

                  The Board of Directors may, except as otherwise required by law or by the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;

                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

                  (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

                  (7) To adopt from time to time such insurance, retirement, and
         other  benefit  plans  for  directors,   officers  and  agents  of  the
         corporation and its subsidiaries as it may determine; and,

                  (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

Section 2.09.  Compensation of Directors

                  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

                            ARTICLE III - COMMITTEES

Section 3.01.  Executive Committee

                  The Board of Directors, by a vote of a majority of the whole board, may designate an Executive Committee to serve at the pleasure of the board and shall elect a director or directors to serve as the member or members of the Executive Committee, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the Executive Committee. The Executive Committee, except to the extent as it may be restricted from time to time by the vote of a majority of the whole board, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but the Executive Committee shall have no power or authority in reference to amending the Certificate of Incorporation (except in connection with the issuance of stock as authorized by resolution of the Board of Directors), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and unless authorized by resolution of the Board of Directors, the Executive Committee shall have no power or authority in reference to declaring a dividend or authorizing the issuance of stock. In the absence or disqualification of any member of the Executive Committee and any alternate member in his place, the member or members of the Executive Committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.02.  Other Committees of the Board of Directors

                  The Board of Directors, by a vote of a majority of the whole board, may from time to time designate other committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental reso lution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.03.  Conduct of Business

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the total committee members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Minutes of each committee meeting shall be prepared, approved by the chairman of the meeting and filed with the Secretary of the corporation. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                              ARTICLE IV - OFFICERS

Section 4.01.  Generally

                  The officers of the corporation shall consist of a Chief Executive Officer, a President and a Secretary and such other senior or subordinate officers as may from time to time be elected by the Board of Directors. The Board of Directors may also elect from its number a Chairman and Vice Chairman of the Board of the corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person. (Amended June 27, 1996)

Section 4.02.  Chairman of the Board

                  The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. He shall be the senior officer of the corporation and shall be responsible for overall planning and policy. (Amended June 27, 1996)

Section 4.03.  Vice Chairman of the Board

                  The Vice Chairman of the Board shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.
(Amended June 27, 1996)

Section 4.04.  Chief Executive Officer

                  The Chief Executive Officer shall, subject to the provisions of these bylaws and to the direction of the Board of Directors, have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation. (Amended June 27, 1996)


Section 4.05.  President

                  The President shall have such duties as are assigned to him by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. (Amended June 27, 1996)

Section 4.06.  Vice Presidents

                  Each Vice President shall perform such duties as the Board of Directors or Chief Executive Officer shall prescribe. In the absence or disability of the President, the Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President. (Amended June 27, 1996)

Section 4.07.  Secretary

                  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate records. (Amended June 27,
1996)

Section 4.08.  Treasurer

                  The Treasurer, if any, shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation. (Amended June 27, 1996)

Section 4.09.  Delegation of Authority

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
(Amended June 27, 1996)

Section 4.10.  Removal

                  Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors. (Amended June 27, 1996)

Section 4.11.  Action with Respect to Securities of Other Corporation

                  Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation. (Amended June 27, 1996)

                                ARTICLE V - STOCK

Section 5.01.  Certificates of Stock

                  Each shareholder shall be entitled to a certificate signed by, or in the name of, the corporation by the Chairman or the Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying and representing the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 5.02.  Transfers of Stock

                  Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 5.04 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.03.  Record Date

                  The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of shareholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 5.04.  Lost, Stolen or Destroyed Certificates

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.05.  Regulations

                  The  issue,   transfer,   conversion   and   registration   of
certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

Section 6.01.  Notices

                  Whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 6.02.  Waivers

                  A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

Section 7.01.  Facsimile Signatures

                  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.02.  Corporate Seal

                  The Board of Directors may provide a suitable seal, containing the name of the corporation and the word "Oklahoma", which seal shall be placed in the custody of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.03.  Reliance upon Books, Reports and Records

                  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, by an appraiser selected with reasonable care, by the Board of Directors, or by any such committee.

Section 7.04.  Fiscal Year

                  The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 7.05.  Time Periods

                  In applying any provision of these bylaws which require than an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                         ARTICLE VIII - INDEMNIFICATION

                  Each  person  who is or was a  director  or  officer  of  this corporation, and each person who serves or served at the request of this corporation as a director or officer (or equivalent) of another enterprise, shall be indemnified and held harmless by this corporation to the fullest extent authorized by the Oklahoma General Corporation Act as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of such director or officer without prior approval of the Board of Directors. The right to indemnification conferred in this Article VIII shall be a contract right and shall not be exclusive of any other right which any person may have or hereafter acquire under this corporation's Certificate of
Incorporation, these Bylaws, or any statute, bylaw, agreement, vote of stockholders or directors or otherwise.

                             ARTICLE IX - AMENDMENTS

                  These bylaws may be amended or repealed by the Board of Directors at any meeting or by the shareholders at any meeting.

                            CERTIFICATE OF SECRETARY

                  I, the undersigned, do hereby certify:

                  1. That I am the duly elected and acting Secretary of Pre-Paid Legal Services, Inc., an Oklahoma corporation;

                  2. That the foregoing bylaws comprising fifteen (15) pages constitute the bylaws of said corporation as duly adopted by the Instrument of Organization of the incorporators effective November 5, 1987 and as amended on June 27, 1996.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 27th day of June, 1996.

                                       /s/ KATHRYN WALDEN
                                       --------------------------------
                                       Kathryn Walden, Secretary

[SEAL]